Exhibit 10.14

WAIVER, CONSENT AND FIFTH AMENDMENT TO LOAN AND SECURITY
AGREEMENT

THIS WAIVER, CONSENT AND FIFTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (the “Amendment”), dated as of December 31, 2003, is by and between EQUINOX BUSINESS CREDIT CORP., a New Jersey corporation (“Borrower”), and WELLS FARGO FOOTHILL, INC., a California corporation formerly known as Foothill Capital Corporation (“Lender”).

RECITALS:

A.                                   Borrower and Lender have entered into that certain Loan and Security Agreement dated as of December 19, 2001 (as amended, and as the same may hereafter be amended or otherwise modified, the “Loan Agreement”).

B.                                     Borrower has requested that Lender waive an Event of Default under the Loan Agreement and Borrower and Lender have agreed to amend certain provisions of the Loan Agreement, in each case as provided hereinbelow.

C.                                     Subject to satisfaction of the conditions set forth herein, Lender and Borrower are willing to amend the Loan Agreement and Lender is willing provide the requested waiver of an Event of Default and requested consent, in each case as specifically provided herein.

NOW, THEREFORE, BE IT RESOLVED, THAT, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of the date hereof unless otherwise indicated:

ARTICLE 1

Definitions

Section 1.1                                      Definitions.  Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Loan Agreement, as amended hereby.

ARTICLE 2

Waiver of Event of Default

Section 2.1                                      Waiver of Event of Default.

(a)                                  Interest Coverage Ratio Defaults.  Pursuant to Section 7.20(a)(i) of the Loan Agreement, Borrower was required to maintain a minimum Interest Coverage Ratio as of the month ending September 30, 2003 (such month end herein, the “Interest Coverage Ratio Measurement Date”) of not less than 1.10 to 1.00.  Borrower has advised Lender that as of the Interest Coverage Ratio Measurement Date, the Interest Coverage Ratio is less than the required ratio.  Borrower’s failure to maintain the Interest Coverage Ratio covenant for the Interest

Coverage Ratio Measurement Date as required by the Loan Agreement, constitute Events of Default under Section 8.2 of the Loan Agreement (the “Existing Interest Coverage Ratio Default”).  Borrower has requested that Lender waive the Existing Interest Coverage Ratio Default.

(b)                                 Waiver.  Effective as of the date of this Amendment, and subject to the conditions precedent and other terms of this Amendment, Lender hereby waives the Existing Interest Coverage Ratio Default.

ARTICLE 3

Consents

Section 3.1                                      Consent to Requested Debt Payment.  Borrower has informed Lender that Borrower desires to make a one-time $350,000 prepayment of principal on interest-bearing Subordinated Debt owing to Parent on or before February 13, 2004 (the “Requested Debt Prepayment”), which prepayment, absent Lender consent, would not be permitted under Section 7.8(a) of the Loan Agreement.  Lender hereby consents to the Requested Debt Prepayment and agrees that the Requested Debt Prepayment did not and will not cause a Default under the Loan Agreement.

Section 3.2                                      Consent to Requested Disposition.  Borrower has informed Lender that Borrower desires to sell to Parent the factoring division assets described on Schedule 3.2 attached hereto (the “Factoring Division Assets”) for cash in an amount not less than $350,000 (the “Requested Disposition”), which sale, absent Lender consent, would not be permitted under Section 7.4 of the Loan Agreement.   Lender hereby consents to the Requested Disposition; provided that all cash proceeds of the Requested Disposition in an amount not less than $350,000 are, promptly upon such sale, deposited into the Cash Management Account.  Lender hereby agrees that, upon consummation of the Requested Disposition and receipt in the Cash Management Account of all cash proceeds of such sale in an amount not less than $350,000, Lender will release its security interest in and Lien on the Factoring Division Assets, pursuant to a partial release in form and substance satisfactory to Lender.

Section 3.3                                      Limitation of Consents.  The consents set forth in Sections 3.1 and 3.2 are expressly limited as provided therein and shall not be deemed a consent to the departure from or waiver of (a) the requirements of Section 7.8 of the Loan Agreement (the “Applicable Debt Covenant”) for any purpose other than to permit the Requested Debt Prepayment, (b) the requirements of Section 7.4 of the Loan Agreement (the “Applicable Disposition Covenant”) for any purpose other than to permit the Requested Disposition, (c) any other covenants or condition in any Loan Document or (d) any Event of Default that otherwise may arise as a result of the Requested Debt Prepayment or the Requested Disposition.  The failure to comply with (i) the Applicable Debt Covenant with respect to any payments other than the Requested Debt Prepayment or (ii) the Applicable Disposition Covenant with respect to any dispositions other than the Requested Disposition shall constitute an Event of Default.

ARTICLE 4

Amendments

Section 4.1                                      Amendments to Section 1.1.

(a)                                  The definition of “Borrowing Base” in Section 1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“Borrowing Base” means the amount equal to (a) eighty- five percent (85.0%) (or such percentage as determined by Lender from time to time in Lender’s Permitted Discretion) of the net amount advanced by Borrower on Eligible Notes Receivable, plus (b)(i) for the period from the Closing Date through and including June 30, 2003, eighty-five percent (85.0%) (or such percentage as determined by Lender from time to time in Lender’s Permitted Discretion), (ii) for the period from July 1, 2003 through and including July 31, 2003, eighty percent (80.0%) (or such percentage as determined by Lender from time to time in Lender’s Permitted Discretion), (iii) for the period from August 1, 2003 through and including August 31, 2003, seventy- five percent (75.0%) (or such percentage as determined by Lender from time to time in Lender’s Permitted Discretion), (iv) for the period from September 1, 2003 through and including September 30, 2003, seventy percent (70.0%) (or such percentage as determined by Lender from time to time in Lender’s Permitted Discretion), (v) for the period from October 1, 2003 through and including October 31, 2003, sixty- five percent (65.0%) (or such percentage as determined by Lender from time to time in Lender’s Permitted Discretion), (vi) for the period from November 1, 2003 through and including December 31, 2003, sixty percent (60.0%) (or such percentage as determined by Lender from time to time in Lender’s Permitted Discretion), and (vii) for the period from January 1, 2004 and thereafter, zero percent (0.0%), in each case, of the net amount advanced by Borrower on Eligible Purchased Accounts, minus (c) the reserves established by Lender in accordance with Section 2.1(b).

(b)                                 The definition of “Consolidated Net Interest Expense” in Section 1.1 of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

“Consolidated Net Interest Expense” means, with respect to any Person for any period, gross interest expense of such Person and its Subsidiaries for such period determined in conformity with GAAP (including, without limitation, interest expense paid to Affiliates of such Person), less (i) the sum of (A) interest income for such period and (B) gains for such period on Hedging Agreements (to the extent not included in interest income above and to the extent not deducted in the calculation of such gross interest expense), plus (ii) the sum of (A) losses for such period on Hedging Agreements (to the extent not included in such gross interest expense) and (B) the upfront costs or fees for such period associated with Hedging Agreements (the extent not included in gross interest expense), each determined on a consolidated basis and in accordance with GAAP for such Person and its Subsidiaries; provided, however, that “Consolidated Net Interest Expense” of Borrower shall not include interest payable but not paid by Borrower during a period on Subordinated Debt owing to Parent.

(c)                                  “2004 Projected Income Statement” is hereby added in alphabetical order to Section 1.1 of the Loan Agreement, which term shall be defined in its entirety as follows:

“2004 Projected Income Statement” means the Projected Income Statement 2004 included in the Projections delivered to Agent on January 21, 2004 and attached to the Waiver, Consent and Fifth Amendment to Loan and Security Agreement dated as of December 31, 2003 as Exhibit A thereto.

Section 4.2                                      Amendment to Section 7.20(a)(ii).  Clause (a)(ii) of Section 7.20 of the Loan Agreement is hereby amended as follows:

(ii)                                  Tangible Net Worth.  Tangible Net Worth plus the amount of all Subordinated Debt of at least the amount set forth in the following table for the applicable period:

Applicable Period	Minimum Tangible Net Worth
Quarter and month ending March 31, 2003	$2,600,000
Months ending April 30, 2003 and May 31, 2003	$2,600,000
Quarter and month ending June 30, 2003	$3,900,000
Months ending July 31, 2003 and August 31, 2003	$2,600,000
Month and quarter ending September 30, 2003	$3,300,000
Months ending October 31, 2003 and November 30, 2003	$3,300,000
Month, quarter and year ending December 31,2003	$3,000,000
Months ending January 31, 2004 and February 29, 2004	$3,000,000
Month and quarter ending March 31, 2004	$3,050,000
Months ending April 30, 2004 and May 31, 2004	$3,050,000
Month and quarter ending June 30, 2004	$3,100,000
Months ending July 31, 2004 and August 31, 2004	$3,100,000
Month and quarter ending September 30, 2004	$3,150,000
Each month, quarter or year ending after September 30,2004	$3,150,000

provided that Borrower shall deliver to Lender, on or before August 31, 2003, a firm commitment (in form and substance satisfactory to Lender in its sole discretion) to raise sufficient cash either as a capital contribution in the form of common Capital Stock or a loan in the form of Subordinated Debt to meet the Tangible Net Worth requirement set forth above as of the month and quarter ending September 30, 2003, which additional equity or Subordinated Debt shall be contributed or loaned to Borrower on or before September 30, 2003.

Section 4.3                                      Addition of Section 7.20(a)(iv).  A new Section 7.20(a)(iv) is hereby added to the Loan Agreement following Section 7.20(a)(iii), which Section 7.20(a)(iv) shall read in its entirety as follows:

(iv)                              Budgeted EBT and Gross Revenues.  As of the last day of each fiscal quarter during 2004, (A) cumulative EBT (as defined below), determined for all months in such fiscal quarter, in an amount equal to at least 75% of the cumulative Projected EBT (as defined below) for all months in such fiscal quarter set forth in the 2004 Projected Income Statement, and (B) cumulative Gross Revenues (as defined below), determined for all months in such fiscal quarter, in an amount equal to at least 75% of the cumulative Projected Gross Revenues (as defined below) of all months in such fiscal quarter set forth in the 2004 Projected Income Statement.  For purposes of this Section 7.20(a)(iv), (1) the term “Projected EBT” means, for any period, “Net Income” for such period as set forth in the 2004 Projected Income Statement, (2) the term “EBT” means, for any period, an amount determined and presented for such period based upon actual operating results in a manner consistent with the presentation of Projected EBT in the 2004 Projected Income Statement and excluding Lender’s actual waiver and amendment fees and legal expenses charged to the Borrower during such period, (3) the term “Projected Gross Revenues” means, for any period, “Interest and Fee Income” for such period as set forth in the 2004 Projected Income Statement, and (4) the term “Gross Revenues” means, for any period, an amount determined and presented for such period based upon actual operating results in a manner consistent with the presentation of Projected Gross Revenues in the 2004 Projected Income Statement.

Section 4.4                                      Amendment to Section 7.20(b)(i).  Clause (b)(i) of Section 7.20 of the Loan Agreement is hereby amended as follows:

(i)                                     Capital Expenditures.  Capital expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period:

Fiscal Year 2002	Fiscal Year 2003	Fiscal Year 2004
$150,000.00	$200,000.00	$100,000.00

ARTICLE 5

Conditions

Section 5.1                                      Conditions Precedent.  The effectiveness of Article 2, Article 3 and Article 4 of this Amendment is subject to the satisfaction of each of the following conditions precedent:

(a)                                  Lender shall have received all of the following, each dated the date of this Amendment (unless otherwise indicated), in form and substance satisfactory to Lender:

(i)                                     Amendment Documents.  This Amendment and any other instrument, document, or certificate reasonably required by Lender to be executed or delivered by Borrower in connection with this Amendment, in each case duly executed (the “Amendment Documents”);

(ii)                                  Additional Information.  Lender shall have received such additional documents, instruments, and information as Lender may reasonably request to effect the transactions contemplated hereby;

(iii)                               Receipt of Amendment Fee.  The amendment fee shall have been paid in accordance with Section 7.6 hereto;

(iv)                              Expenses.  Borrower shall have paid to Lender all fees, costs, and expenses owed to and/or incurred by Lender in connection with the Loan Agreement or this Amendment.

(b)                                 The representations and warranties contained herein, in the Loan Agreement, and in all other Loan Documents, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof except for such representations and warranties limited by their terms to a specific date.

(c)                                  All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all other agreements, documents, and instruments executed and/or delivered pursuant hereto, and all legal matters incident thereto, shall be satisfactory to Lender; and

(d)                                 No Default or Event of Default shall be in existence after giving effect to this Amendment.

ARTICLE 6

Ratifications, Representations and Warranties

Section 6.1                                      Ratifications.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect.  Borrower and Lender agree that the Loan Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

Section 6.2                                      Representations and Warranties.  Borrower hereby represents and warrants to Lender that, as of the date of and after giving effect to this Amendment, (a) no Default or Event of Default has occurred and is continuing, (b) the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date except with respect to any representations and warranties limited by their terms to a specific date, and (c) the execution, delivery and performance of this Amendment has been duly authorized by all necessary action on the part of Borrower.

ARTICLE 7

Miscellaneous

Section 7.1                                      Survival of Representations and Warranties.  All representations and warranties made in this Amendment or any other Loan Document, including any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them.

Section 7.2                                      Reference to Loan Agreement.  Each of the Loan Documents, including the Loan Agreement, the Amendment Documents, and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Loan Agreement, whether direct or indirect, shall mean a reference to the Loan Agreement as amended hereby.

Section 7.3                                      Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 7.4                                      Applicable Law.  This Amendment and all other Loan Documents executed pursuant hereto shall be governed by and construed in accordance with the laws of the State of California and the applicable laws of the United States of America.

Section 7.5                                      Effect of Amendment.  The effect of the waivers contained in Section 2.1 of this Amendment is expressly limited as provided herein, and in order to induce Lender to agree to such waivers, Borrower agrees that such waiver shall not constitute or be deemed a waiver of any other Event of Default, now existing or hereafter arising, or a waiver of any rights or remedies arising as a result of any such other Event of Default.  No consent or waiver, express or implied, by Lender to or for any breach of or deviation from any covenant, condition, or duty by Borrower shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition, or duty.  Borrower hereby (a) agrees that this Amendment shall not limit or diminish the obligations of Borrower under the Loan Documents, executed or joined in by Borrower and delivered to Lender, (b) reaffirms Borrower’s obligations under each of the Loan Documents, and (c) agrees that each of the Loan Documents remains in full force and effect and is hereby ratified and confirmed.

Section 7.6                                      Amendment Fee.  Borrower agrees to pay to Lender on the date hereof an amendment fee in the aggregate amount of $10,000 as additional consideration for Lender’s agreement to amend the Loan Agreement, waive the Existing Default and consent to the Requested Debt Prepayment.

Section 7.7                                      Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of Lender and Borrower and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of Lender.

Section 7.8                                      Counterparts.  This Amendment may be executed in one or more counterparts and on telecopy counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same agreement.

Section 7.9                                      Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 7.10                                Consideration.  IN CONSIDERATION OF THIS AMENDMENT, BORROWER REPRESENTS AND WARRANTS THAT THERE ARE NO KNOWN CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS, AND HEREBY WAIVES ANY AND ALL CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF ITS EXECUTION OF THIS AGREEMENT AND RELEASES AND DISCHARGES LENDER, AND ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS, AFFILIATES AND ATTORNEYS (COLLECTIVELY THE “RELEASED PARTIES”) FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, WHICH BORROWER HAS OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

Section 7.11                                Entire Agreement.  THIS AMENDMENT AND ALL OTHER INSTRUMENTS, DOCUMENTS AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT EMBODY THE FINAL, ENTIRE

AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.  THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

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Executed as of the date first written above.

BORROWER:

EQUINOX BUSINESS CREDIT CORP.

By:
Name:
Title:

LENDER:

WELLS FARGO FOOTHILL, INC.,
formerly known as Foothill Capital Corporation

By:
Name:
Title:

REAFFIRMATION OF GUARANTY AND STOCK PLEDGE AGREEMENT

The undersigned hereby (a) acknowledges the execution of, and consents to the terms and conditions of, that certain Waiver, Consent and Fifth Amendment to Loan and Security Agreement dated as of December 31, 2003, between Equinox Business Credit Corp. and Wells Fargo Foothill, Inc., formerly known as Foothill Capital Corporation (“Lender”) and reaffirms its obligations under (i) that certain Continuing Guaranty (the “Guaranty”) dated as of December 19, 2001, and (ii) that certain Stock Pledge Agreement (the “Pledge Agreement”) dated as of December 19, 2001, each made by the undersigned in favor of Lender, and (b) acknowledges and agrees that the Guaranty and the Pledge Agreement remain in full force and effect, free of any defense, offset or counterclaim, and the Guaranty and the Pledge Agreement are hereby ratified and confirmed.

GUARANTOR:

EQUIFIN, INC.

By:
Name:
Title:

REAFFIRMATION OF VALIDITY GUARANTIES

Each of the undersigned hereby (a) acknowledges the execution of, and consents to the terms and conditions of, that certain Waiver, Consent and Fifth Amendment to Loan and Security Agreement dated as of December 31, 2003, between Equinox Business Credit Corp. and Wells Fargo Foothill, Inc., formerly known as Foothill Capital Corporation (“Lender”) and reaffirms its obligations under that certain Validity Agreement (the “Validity Guaranty”) dated as of December 19, 2001, made by it in favor of Lender, and (b) acknowledges and agrees that the Validity Guaranty remains in full force and effect, free of any defense, offset or counterclaim, and the Validity Guaranty is hereby ratified and confirmed.

VALIDITY GUARANTORS:

WALTER M. CRAIG, JR.

ALLEN H. VOGEL

EXHIBIT A
TO

WAIVER, CONSENT AND FIFTH AMENDMENT TO LOAN AND SECURITY
AGREEMENT

2004 PROJECTIONS